                                                                   EXHIBIT 10.14


** Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text indicated by two double-stricken through asterisks "**". This Exhibit has been filed separately with the Secretary of the Commission without the ** pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 of the Securities Act.

                                LICENSE AGREEMENT

         This agreement, entered into and effective as of the first day of September, 1994, by and between Sarasep, Inc., a corporation of the state of Nevada, having a place of business at 1600 Wyatt Drive, Suite 10, Santa Clara, CA 95054 (hereinafter "LICENSEE"), and a group of inventors consisting of Prof. Dr. Gunther Bonn, Bahnhof Umgebung Nr. 3, A-6170 Zirl, Austria, Dr. Christian Huber, Ulmenstrasse 65, A-6064 Rum, Austria, and Dr. Peter Oefner, Unterbergerstrasse 19a/5, A-6020 Innsbruck, Austria, presently at 1300 Oak Creek Drive, Apartment 221, Palo Alto, California US 94306-2008, inventors represented by Prof. Dr. Bonn (hereinafter "LICENSOR"). Prof. Dr. Bonn will be the interface for all contact between LICENSEE AND LICENSOR unless directed otherwise by Dr. Bonn.

                                   WITNESSETH:

         WHEREAS, LICENSOR is the owner of polymer technology and is the owner of patent applications set forth in Schedule A appended to this Agreement relating to nonporous, chromatographic, polymer resins;

         WHEREAS, LICENSEE wishes to obtain and Licensor is willing to grant a exclusive, royalty-bearing license under this technology.

         NOW, THEREFORE, the parties intending to be legally bound agree as follows:

ARTICLE 1 - DEFINITIONS

         1.01 "TECHNOLOGY RIGHTS" shall mean the technology and/or patents applications or patents issued from said applications listed in Schedule A, or as later amended by written agreement of the parties.

         1.02 "PRODUCTS" shall mean columns and bulk material listed in Schedule for the separation and/or solid phase clean-up of DNA, DNA fragments or oligonucleotides.

         1.03 "NET SALES" shall mean the actual gross amount of the invoices covering all of LICENSEE's sales of PRODUCTS to customers other than affiliates, less cash discounts and rebates actually given, duties, returns and free replacements. NET SALES of PRODUCTS used by LICENSEE or AFFILIATES shall be the highest price paid during the reporting period by another to LICENSEE or any AFFILIATE for such PRODUCTS. In the event the NEW SALES price of PRODUCTS sold cannot be reasonably determined, the NET SALES price shall be the cost of manufacture plus 300% of the cost of manufacture as determined by normal accounting practices. In the event of sales or transfer to an AFFILIATE for eventual sales to an end-user or an intermediary, the royalty shall be paid by LICENSEE based on the NET SALES by the AFFILIATE to the end-user or intermediary.

         1.04 "AFFILIATE" shall mean any entity in which at least forty-nine percent (49%) of the stock normally entitles to vote for the election of directors is directly or indirectly owned or controlled by LICENSEE.

ARTICLE 2 - GRANT

         LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts, subject to the terms and conditions set forth in this Agreement, a exclusive license under the TECHNOLOGY RIGHTS to make use and sell PRODUCTS to LICENSEE's customers for PRODUCTS purchased from LICENSEE, provided that only to the extent that LICENSEE has paid royalties due to LICENSOR under this Agreement.

         This Agreement is for columns sold to affiliates, users, distributors or instrument manufacturers or for bulk media sold to affiliates or directly to HPLC users for DNA separations. Bulk media shall not be sold to column manufacturers or instrument manufacturers unless by mutual agreement of LICENSEE AND LICENSOR.

         This Agreement covers the sale and distribution of nonporous columns or media for DNA separations as shown in Schedule A. Sale of HPLC instrumentation employing said columns or shall require a separate agreement to determine the terms of royalty payment to LICENSOR. Should LICENSOR or its assigns not pursue sale and distribution of HPLC instrumentation for DNA separations, it is understood that LICENSOR shall attempt to negotiate agreement or agreements with one or more instrument manufacturers for the sale and distribution of HPLC instrumentation DNA separations using the technology as shown in Schedule A. It is also understood that LICENSOR shall have the right to negotiate an agreement with an instrument manufacturer, through mutual agreement of LICENSOR AND LICENSEE.

ARTICLE 3 - MARKING

         LICENSEE shall mark and label product literature or packages for the PRODUCTS with the following legend:

         This product is subject to one or more US or World patent applications.

         When patent applications have been granted the LICENSEE shall mark and label product literature or packages for the PRODUCTS with the following legend where x denotes the patent number.

         The Purchaser is entitled to utilize this product under Patent Number x for the separation of DNA fragments.

         In addition, all literature, product packages or performance sheets shall carry relevant citations of the inventors. The list of citations is shown in Schedule A and shall be updated by mutual agreement of LICENSOR and LICENSEE.

ARTICLE 4 - PAYMENTS AND REPORTS

         4.01 For the rights granted under this Agreement, LICENSEE shall pay to LICENSOR as licensing fee, ** for every column for the first ** columns sold to users. LICENSOR shall provide packing material for said columns. The first material for packing columns shall be available starting January 9, 1995. The Licensee fee shall be paid quarterly for only those columns that have been actually sold.

         4.02 For the rights granted under this Agreement, LICENSEE shall pay to LICENSOR as a royalty ** of NET SALES of columns and bulk media sold beyond the first ** columns. A minimum royalty payment of ** per year shall be paid on a quarterly basis. Royalty payments shall be effective starting January 1, 1995, but amount of royalty payment shall be deducted from licensing fee until the first ** columns have been sold.

         4.03 LICENSEE shall make written reports to LICENSOR within sixty (60) days after the end of each calendar quarter during the term of this Agreement. Each report shall state the net sales of the PRODUCT during the calendar quarter. The report shall also set forth the manner in which the license fee and royalty has been computed. The license fee and royalty for PRODUCTS sold during each calendar quarter shall be due and payable with the report for that quarter.

         4.04 LICENSEE shall maintain sufficiently detailed book and records for the PRODUCT sold or used by LICENSEE and AFFILIATES to enable LICENSOR to verify the payments made to LICENSOR by LICENSEE. LICENSEE shall permit an accountant, appointed by LICENSOR and reasonably acceptable to LICENSEE, to inspect, at reasonable times and upon reasonable notice, but not to exceed once per year, the book and records of licensee relating to the sale of PRODUCT. The accountant shall report to LICENSOR only whether the amounts reported and paid to LICENSOR by LICENSEE are accurate. In no event, however, shall an examination of LICENSEE's book be made for a period prior to three (3) years before the date such audit is requested by LICENSOR. In the event the accountant reports to LICENSOR that LICENSEE has underpaid the amounts due to LICENSOR by more than ten percent (10%), then LICENSEE shall bear the costs of such audit.

         4.05 LICENSEE shall pay all reasonable costs for US and Europe patent costs and shall make reasonable efforts to argue the prosecution of the application to the appropriate patent examiners. LICENSEE shall have the right to pursue patent rights in any other country that LICENSEE determines to be commercially in the best interest of LICENSEE. LICENSEE shall inform LICENSOR of all steps of prosecution and defense of the patent applications or patents thereof. Should LICENSEE intend to abandon or assign any application or any part thereof, LICENSEE will provide the possibility for LICENSOR to acquire said applications or parts thereof. LICENSOR shall be responsible for the reassignment costs. LICENSOR will retain a non-exclusive license.

ARTICLE 5 - PATENTS AND TECHNOLOGY

         5.01 LICENSOR shall provide reasonable support to LICENSEE of technical information and other information to allow LICENSEE to argue the prosecution of the various patent applications before the patent examiners.

         5.02 LICENSEE shall pay for patents costs as set forth in Article 4 above.

         5.03 LICENSOR has assigned patent rights to LICENSEE in accordance to document signed prior to US patent application and World PCT patent application and specific country and Europe applications.

         5.04 LICENSOR AND LICENSEE both agree to keep confidential synthesis or manufacturing procedures except to the extent required in journal publications or patent applications. LICENSOR and LICENSEE both agree that synthesis descriptions in journals or other publications shall be stated in general terms and not state key manufacturing details.

ARTICLE 6 - TERM AND TERMINATION

         6.01 In the event that LICENSEE is able to obtain European and/or US patent rights, this Agreement shall remain in effect for twenty (20) years. In the event that LICENSEE is not able to obtain either European or US patent rights, this Agreement shall be in effect for five (5) years.

         6.02 LICENSEE may terminate the Agreement and the licenses granted under this Agreement by giving LICENSOR three (3) months prior written notice of LICENSEE's intention to terminate.

         6.03 LICENSOR, at it discretion, may terminate the Agreement for one of the following reasons by giving notice to LICENSEE:

         (1) If there is a proceeding commenced against LICENSEE under any bankruptcy act or under any present or future law for relief of debtors, or a receiver or trustee is appointed for LICENSEE or LICENSEE's asset, or an action or proceeding is commenced to dissolve LICENSEE, or LICENSEE makes an assignment for the benefit of creditors or ceases to carry on business for any reason; or

         (2) If LICENSEE fails to perform or observe any of the agreements, provisions, duties or obligations under the Agreement such as the timely reporting and payment of royalties, and does not remedy the failure within thirty (30) days after receipt of notice from LICENSOR, provided, however, that repeated failures by LICENSEE shall constitute an independent basis for LICENSOR to terminate this Agreement.

         6.04 The termination of the Agreement shall not prejudice any rights or remedies which shall have accrued to either party prior to the date of such termination.

         6.05 LICENSOR shall keep confidential all technology manufacturing processes. Confidentiality shall survive this agreement for a period of ten (10) years beyond termination of this agreement.

ARTICLE 7 - ASSIGNMENT

         This Agreement and the right granted in this Agreement are personal to LICENSEE. LICENSEE shall have the right to assign rights of this Agreement provided that assignee assumes all rights and responsibilities of the Agreement.

ARTICLE 8 - NOTICES

         Any notice required or provided for by the terms of this Agreement shall be in writing. All notices shall be sent by first class mail, postage prepaid, to the business address of the party to be given notice. The business addresses of the parties shall be as follows:

Sarsep, Inc.                                      Prof. Dr. Gunther Bonn
1600 Wyatt Dr., Suite 10                          Bahnhof Umgebung Nr. 3
Santa Clara, CA  95054                            A-6170 Zirl
USA                                               Austria
Attn:    President

Either party may change its business address by notice to the other party.

ARTICLE 9 _- AGREEMENT

         This Agreement is full and complete and replaces Marketing Agreement dated November 27, 1993.

ARTICLE 10 - MISCELLANEOUS

         10.01 This Agreement shall be construed and the legal relations between the parties determined in accordance with the laws of California.

         10.02. Neither party shall be deemed to have waived any of its rights under this Agreement by failure to take any actin to enforce any of its rights at any particular time.

         10.03 This Agreement is the entire Agreement between the parties and there are no other terms, obligation, covenants, representation, statements or conditions, oral or otherwise, of any kind. This Agreement may not be changed, modified, or amended in whole or in part except by written document signed by the duly-authorized officers of the parties.

         10.04 The provisions of the Agreement shall be deemed separable. A holding by a court of competent jurisdiction that any provision of this Agreement which is not material to the consideration provided by either party is void or unenforceable shall not affect the validity or enforceability of the remaining provisions of the Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate to be effective as of September 1, 1994.

SARASEP, INC.                                 LICENSOR

By   /s/ Douglas T. Gjerde                    By  /s/ Gunther Bonn
     ------------------------------               ------------------------------
     Douglas T. Gjerde, President                 Prof. Dr. Gunther Bonn

Date                1-5-95                    Date          6.2.1995
     ------------------------------               ------------------------------

                                              By  /s/ Christian Huber
                                                  ------------------------------
                                                  Dr. Christian Huber

                                              Date  January 6th, 1995
                                                  ------------------------------

                                              By  /s/ Dr. Peter Oefner
                                                  ------------------------------
                                                  Dr. Peter Oefner

                                              Date  January 6th, 1995
                                                  ------------------------------

                                    AGREEMENT

         This Agreement is made and entered into this 14th day of March, 1997. This Agreement is intended to amend and modify Original Agreement dated September 1, 1994 by and among Sarsep, Inc., a corporation, herein and therein referred to as "Licensee" and a group of Inventors consisting of Prof. Dr. Gunther Bonn, Dr. Christian Huber, and Dr. Peter Oefner. Original Agreement sates that the inventors are represented by Prof. Dr. Gunther Bonn herein and therein referred to as "Licensor." Prof. Dr. Bonn will be the interface for contact between the Licensor and Licensee. All definitions in the original Agreement are incorporated herein.

         WHEREAS, the Original Agreement among the parties provided in Article 2 that the Licensee with the mutual agreement of the Licensor would have the right to negotiate an agreement with an equipment manufacturer, and

         WHEREAS, the Licensee wishes to develop and market the equipment to be used with the DNA Technology Rights and the Products and the Licensor is agreeable to granting the Licensee this right.

         NOW THEREFORE based upon the mutual covenants and considerations contained herein, the parties agree as follows:

         1. Licensee shall have the exclusive right to develop and manufacture the instrumentation necessary to use the DNA Products and the Technology Rights. The Licensor agrees to work exclusively with the licensee on the method of use of the products and the Technology rights and the Licensor in this regard agrees not to disclose method of use, proprietary information or competitive information to any third party.

         2. Licensor agrees to work diligently with Licensee in the development and application of instrumentation for the Technology Rights and Products.

         3. The parties further agree that ** will be paid with respect to the instrumentation but the minimum royalty fee set out in paragraph 4.02 shall be increased to ** per year payable at the rate of ** per quarter. The parties understand and agree that the Licensee will form a new corporation which will acquire the Licensee's interest in the Agreement. The principal purpose of the new corporation will be to promote and develop DNA separation technology. The new minimum license fee shall begin on the first quarterly payment date following the funding of the new corporation with a minimum of One Million Five Hundred Thousand Dollars ($1,500,000.00) of capital. Licensee shall have 18 months from date of this Agreement to complete funding of the new corporation. If funding is not completed within 18 months, then this Agreement shall expire but the Original Agreement shall continue.

         4. The parties understand and agree that the inventors use instrumentation utilizing said DNA separation technology in the course of performing their research. The inventors shall have the right to develop, assemble and use instrumentation for the purpose of performing research and developing new methods and new instrumentation.

         5. In all other respects, the original Agreement is confirmed and ratified.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed to be effective as of February 1, 1997.

SARASEP, INC.                                   LICENSOR

By    /s/ Douglas T. Gjerde                     By  /s/ Gunther Bonn
      ----------------------------                  ---------------------------
      Douglas T. Gjerde, Ph.D. President            Prof. Dr. Gunther Bonn

Date          3-14-97                           Date
      ----------------------------                  ---------------------------

                                                By  /s/ Dr. Peter Oefner
                                                    ---------------------------
                                                    Dr. Peter Oefner

                                                Date    3-29-97
                                                    ---------------------------

                                                By  /s/ Dr. Christian Huber
                                                    ---------------------------
                                                    Dr. Christian Huber

                                                Date  April 7, 1997
                                                    ---------------------------

** Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text indicated by two double-stricken through asterisks "**". This Exhibit has been filed separately with the Secretary of the Commission without the ** pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 of the Securities Act.



                                       2